UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                December 7, 2000                                  0-6770
 ------------------------------------------------         ----------------------
 Date of Report (Date of earliest event reported)         Commission File Number


                             Globaltron Corporation
             (Exact name of registrant as specified in its charter)



               Florida                                         65-06698942
     ----------------------------------                   ----------------------
     (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                   Identification Number)

                        100 N. Biscayne Blvd., Suite 2500
                              Miami, Florida 33132
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 371-3300
                -------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

Effective December 7, 2000, Globaltron Communications Corporation ("GCC"), a wholly-owned subsidiary of Globaltron Corporation (formerly Win-Gate Equity Group, Inc.) (the "Company"), Gary Morgan ("Morgan"), the Company's Chairman of the Board, and International Investments Communications, Ltd. ("IIC") entered into an Agreement to Settle Promissory Note (the "Agreement") in connection with the acquisition of 64% of the outstanding common stock of Startcomm Corp. from two Startcomm stockholders and memorialized in a Contract for Sale dated November 9, 1999 ("Contract"). As part of the Contract, GCC agreed to pay IIC the principal sum of $667,000, which amount was guaranteed by Morgan. As of December 7, 2000, the outstanding balance, including accrued interest, was approximately $778,822.51.

As described in the Agreement, in satisfaction of all obligations due to IIC, the Company paid IIC the sum of $200,000 and issued 154,000 shares of restricted Company Common Stock. Additionally, Morgan agreed to undertake to have transferred 116,000 shares of restricted common stock. Each of the parties to the Contract and to the Agreement also exchanged general releases of each other.

Item 7.  Financial Statements, ProForma Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

10.32 Agreement to Settle Promissory Note dated December 7, 2000 by and among International Investments Communications, Ltd., Globaltron Communications Corporation and Gary Morgan (Exhibit omitted).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 15, 2000            GLOBALTRON CORPORATION
       -----------------
                                    By:  /s/ Kevin P. Fitzgerald
                                    -----------------------------------
                                             Kevin P. Fitzgerald,
                                             Chief Executive Officer